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                                                                     EXHIBIT 4.4

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             AMENDMENT NO. 2 TO MORTGAGE, ASSIGNMENT OF LEASES AND
                                    RENTS,
                  SECURITY AGREEMENT AND FINANCING STATEMENT


          THIS AMENDMENT NO. 2 TO MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Amendment") is made as of the 27/th/ day of June, 2000 between REPUBLIC PAPERBOARD COMPANY, a Kansas corporation, having an address at 811 East 30th Street, Hutchinson, Kansas 67503 (the "Mortgagor"), and BANK OF AMERICA, N.A. (successor to NationsBank, N.A.), as Administrative Agent., having an address at 910 North 11/th/ Street, St. Louis, Missouri 63101, not in its individual capacity but in its limited capacity as Agent (as defined below) (the "Mortgagee").

                             W I T N E S S E T H:

          WHEREAS, Republic Group Incorporated (the "Borrower"), certain Banks (the "Banks"), the LC Issuing Banks referred to therein, Morgan Guaranty Trust Company of New York, as Syndication Agent, and NationsBank, N.A., as Administrative Agent for the Banks, are parties to a Credit Agreement dated as of July 15, 1998 (as amended prior to the date hereof, the "Original Credit Agreement");

          WHEREAS, pursuant to that certain Subsidiary Guarantee dated as of July 15, 1998 (as amended and in effect from time to time, the "Guaranty") from the Subsidiary Guarantors (including Mortgagor) to the Agent, the Mortgagor guaranteed the obligations of the Borrower under the Original Credit Agreement;

          WHEREAS, Mortgagor, in order to secure payment, performance and observance of its indebtedness, liabilities and obligations arising under the Guaranty, entered into a Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of July 15, 1998 (the "Original Mortgage") with the Mortgagee, which Mortgage was recorded on July 17, 1998 in Comanche County, Oklahoma, as document number 014338, in Book 3056, Page 91, which Mortgage encumbers the interest of Mortgagor in and to the parcel of land and improvements thereon described in Schedule A annexed thereto;

          WHEREAS, the parties to the Original Credit Agreement amended and restated the Original Credit Agreement by entering into a First Amendment and Restatement dated as of March 1, 2000 (the "Amended Credit Agreement");
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          WHEREAS, in connection with the Amended Credit Agreement, the parties hereto entered into Amendment No. 1 to Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of March 1, 2000, which modification was recorded on March 2, 2000 in Comanche County, Oklahoma, as document number in Book 3371, Page 16;

          WHEREAS, the parties to the Amended Credit Agreement are entering into the Second Amendment and Restatement dated as of June 27, 2000 in order to, among other things, increase the amount of the revolving credit commitments (as so amended and restated and as further amended from time to time, the "Credit Agreement"); and

          WHEREAS, in connection with such amendment, the parties hereto have agreed to further amend the Original Mortgage;

          NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Section 7.08 of the Mortgage is amended and restated to read in full as follows:

               The Secured Obligations secured by this Mortgage include Revolving Credit Loans and LC Reimbursement Obligations which are revolving in nature, which may be advanced, paid, and readvanced from time to time after the date hereof. The aggregate maximum principal amount of Total Revolving Outstanding Amount which may be outstanding at any one time is $55,000,000. Notwithstanding the foregoing, the aggregate maximum principal amount of Secured Obligations which may be outstanding at any one time is $100,000,000. The interest of the Mortgagee hereunder will remain in full force and effect notwithstanding a zero balance of the Total Revolving Outstanding Amount and the Lien of this Mortgage will not be extinguished until all Secured Obligations have been paid and performed and the obligation of all Bank Parties to extend further credit under the Loan Documents shall have expired or terminated.

                                       2
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          2.   Except as modified hereby, the terms and conditions of the
     Original Mortgage remain unchanged and in full force and effect and are hereby ratified and confirmed and the aggregate principal amount that at any time is secured hereby remains $100,000,000. Mortgagor hereby confirms that it has no defenses or offsets with respect to its obligations under the Original Mortgage, as modified hereby.

          3. This Amendment may be executed in counterparts, each of which shall constitute an original and all of which together shall constitute the same instrument.

                                       3
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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date and year first above written.

                                   REPUBLIC PAPERBOARD COMPANY,
                                   as Mortgagor


                                   By:    /s/ DOYLE R. RAMSEY
                                          --------------------------------------
                                   Name:  Doyle R. Ramsey
                                   Title: Executive Vice President & CFO



                                   BANK OF AMERICA, N.A. (as successor to
                                   NationsBank, N.A.), as Mortgagee



                                   By:    /s/ THOMAS R. MAHONEY
                                          --------------------------------------
                                   Name:  Thomas R. Mahoney
                                   Title: Senior Vice President
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State of Kansas          )
                       ss:
County of Reno           )

This instrument was acknowledged before me on June __, 2000 by Doyle R. Ramsey as Executive Vice President of Republic Paperboard Company, a Kansas corporation.

                                                  /s/ JANEY O. RIFE
                                                  ------------------------------
                                                  Notarial Officer

(Seal, if any)

__________________________
Title (and Rank)


My commission expires:

__________________________.
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State of Missouri        )
                       ss:
County of Jackson        )


This instrument was acknowledged before me on June 23rd, 2000 by Thomas Mahoney as Senior Vice President of Bank of America, N.A.


                                                  /s/ AYANNA L. WOODSON
                                                  ------------------------------
                                                  Notarial Officer

(Seal, if any)

__________________________
Title (and Rank)


My commission expires:

July 20, 2003.




Drafted by and when
recorded, return to:

Susan D. Kennedy, Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
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                                  SCHEDULE A
                            Description of the Land